UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2018

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Western Avenue, Suite 502 Seattle, WA	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

2125 Western Avenue, Suite 502

Seattle, WA 98121
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

 On February 5, 2018, the Board of Directors of TheMaven, Inc., a Delaware corporation (the “Company” and “TheMaven”) dismissed Gumbiner Savett Inc. (“Gumbiner”) as its independent registered public accounting firm.

 Gumbiner's report on the Company’s financial statements for the fiscal period from July 22,2016 (“Inception”) and ending on December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope, or accounting principle, except that Gumbiner’s report contained an explanatory paragraph stating that there was substantial doubt as to the Company’s ability to continue as a going concern. During the fiscal period from Inception and ending on December 31, 2016, and during the subsequent interim period through February 5, 2018, the date of Gumbiner 's dismissal, we had no disagreements (as defined in Item 304 of Regulation S-K) with Gumbiner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Gumbiner's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with any opinion to the subject matter of the disagreement. Furthermore, during the period of Gumbiner’s retention, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except with respect to the material weaknesses in the Company’s internal control over financial reporting as discussed below.

The following material weaknesses were identified by our Chief Executive Officer and Chief Financial Officer in connection with the review of our financial statements as of December 31, 2016:

(1) the Company lacks a functioning audit committee resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) the Company has inadequate segregation of duties consistent with control objectives; (3) the Company engages independent consultants for significant financial reporting activities and determinations, (4) the Company does not engage persons with substantive GAAP experience or training and engages third party consultants for critical GAAP analysis and valuation assessments in the preparation of its financial statements, and (5) the Company has ineffective controls over its period end financial disclosure and reporting processes.

The Board of Directors has authorized Gumbiner to respond fully to the inquiries of the successor accounting concerning the material weaknesses in the Company’s internal control over financial reporting.

We have provided Gumbiner with a copy of the disclosures made in this current report on Form 8-K (this “Report”) prior to the time this Report was filed with the Securities and Exchange Commission (the “SEC”). We requested that Gumbiner furnish a letter addressed to the SEC stating whether it agrees with our statements made in this Report. A copy of Gumbiner's letter dated February 5, 2018, is attached as Exhibit 16.1 hereto.

On February 5, 2018, our Board of Directors engaged BDO USA, LLP (“BDO”), which is an independent registered public accounting firm registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as the Company’s independent registered public accounting firm. During the period from Inception and ending on December 31, 2016, and through February 5, 2018, neither the Company nor anyone on the Company’s behalf consulted BDO regarding either (i) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

 Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter dated February 5, 2018 from Gumbiner Savett Inc. to the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, TheMaven, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Date: February 8, 2018	By:	/s/ MARTIN HEIMBIGNER
	Name:	Martin Heimbigner
	Title:	Chief Financial Officer